UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2023
EASTMAN KODAK COMPANY (Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	1-87 (Commission File Number)	16-0417150 (IRS Employer Identification No.)

343 State Street Rochester, NY 14650 (Address of principal executive offices with zip code)

(800) 356-3259 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	KODK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Term Loan Credit Agreement

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 7, 2023, on June 30, 2023 Eastman Kodak Company (the “Company”) and certain of its subsidiaries (the “Subsidiary Guarantors”) entered into an amendment (the “Term Loan Amendment”) to the Credit Agreement, dated as of February 26, 2021, among the Company and certain lenders party thereto (the “Term Loan Lenders”) and Alter Domus (US) LLC, as administrative agent (the “Agent”) (the “Existing Term Loan Credit Agreement” and, as amended and restated by the Term Loan Amendment, the “Amended and Restated Term Loan Credit Agreement”), with the Agent and certain lenders party thereto (the “Refinancing Term Loan Lenders”), pursuant to which the Refinancing Term Loan Lenders agreed, subject to certain terms and conditions, to provide term loans in an aggregate principal amount of $450,000,000 (the “Refinancing Term Loans”).

On July 21, 2023, the Amended and Restated Term Loan Agreement became effective and the Company completed its borrowing of the Refinancing Term Loans. The net proceeds of the Refinancing Term Loans were used to (i) refinance its existing senior secured first lien term loan facility under the Existing Term Loan Agreement (plus any accrued paid-in-kind or unpaid cash interest and any unwaived premium), (ii) repay in full and terminate the commitments under the Company’s asset-based revolving credit facility made available pursuant to the Amended and Restated Senior Asset Based Revolving Credit Agreement, dated as of May 26, 2016 (the “Existing ABL Credit Agreement”), by and among the Company, Bank of America N.A., as agent, the lenders identified therein and the other agents identified therein, as amended, amended and restated, modified or supplemented from time to time, (iii) repay in full the Company’s outstanding Convertible Promissory Notes held by the Term Loan Lenders, dated as of February 26, 2021 (the “Convertible Notes”), in an aggregate original principal amount of $25,000,000 (plus any accrued paid-in-kind or unpaid cash interest), (iv) pay certain fees and expenses related to the foregoing, (v) provide cash collateral in respect of the Amended and Restated L/C Facility Agreement, as described below, or other collateral obligations, and (vi) thereafter, for general corporate purposes and working capital needs of the Company and its subsidiaries. The Term Loan Amendment (including as an exhibit the Amended and Restated Term Loan Credit Agreement) was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 7, 2023.

Amendment to Letter of Credit Facility Agreement

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 7, 2023, on June 30, 2023 the Company and the Subsidiary Guarantors entered into an amendment (the “L/C Facility Amendment”) to the Letter of Credit Facility Agreement, dated as of February 26, 2021, among the Company, the Subsidiary Guarantors, Bank of America, N.A., as a lender (the “L/C Lender”), the other lenders party thereto, Bank of America, N.A., as agent (the “L/C Agent”), and Bank of America, N.A., as issuing bank (the “Issuing Bank”) (as amended, amended and restated, modified and supplemented prior to the L/C Facility Amendment, the “Existing L/C Facility Agreement” and, as amended and restated by the L/C Facility Amendment, the “Amended and Restated L/C Facility Agreement”), with Bank of America, N.A., as L/C Lender, L/C Agent and Issuing Bank, pursuant to which the L/C Lender committed, subject to certain terms and conditions, to issue additional letters of credit on the Company’s behalf in an aggregate amount of up to $50,000,000, to an aggregate principal amount of commitments of up to $100,000,000 (the “L/C Facility Commitments”), until August 30, 2023, upon which the aggregate L/C Facility Commitments will reduce to $50,000,000, provided that, at all times, the Company posts cash collateral in an amount greater than or equal to 104% of the aggregate amount of letters of credit issued and outstanding at any given time (the “L/C Cash Collateral”).

On July 21, 2023, the Amended and Restated L/C Facility Agreement became effective and the Company posted L/C Cash Collateral covering substantially all of the L/C Facility Commitments.  The L/C Facility Amendment (including as an exhibit the Amended and Restated L/C Facility Agreement) was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on July 7, 2023.

Board Rights Agreement

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 7, 2023, on June 30, 2023 in connection with the execution of the Term Loan Amendment, the Company entered into an amendment (the “Board Rights Agreement Amendment”) to the letter agreement with Kennedy Lewis Investment Management LLC, dated February 26, 2021 (the “ExistingBoard Rights Agreement”), which provided that, subject to the effectiveness of the Amended and Restated Term Loan Agreement, KLIM’s right to nominate one individual for election as a member of the Company’s board of directors shall last until the date on which KLIM and certain funds associated with KLIM ceases to hold at least $200,000,000 of the original principal amount of Refinancing Term Loans.

On July 21, 2023, the Board Rights Agreement Amendment became effective concurrently with the effectiveness of the Amended and Restated Term Loan Agreement.  Darren L. Richman, a Co-Founder and Managing Member of KLIM, is currently serving as a member of the Board of Directors of the Company after being nominated pursuant to the Existing Board Rights Agreement.

Item 1.02	Termination of a Material Definitive Agreement.

On July 21, 2023, the Company used the net proceeds from the Refinancing Term Loans to repay in full the amounts outstanding under its Existing ABL Credit Agreement (the “ABL Prepayment”). Upon the administrative agent’s receipt in full of the ABL Prepayment, the Existing ABL Credit Agreement was terminated and the lenders’ security interest in any of the Company’s or its subsidiaries assets or property securing the Existing ABL Credit Agreement was released.

On July 21, 2023, the Company used the net proceeds from the Refinancing Term Loans to repay in full the outstanding Convertible Notes (the “Convertible Notes Prepayment”). Upon the holders’ receipt in full of the Convertible Notes Prepayment, the Convertible Notes were terminated and the Company’s obligations under the Convertible Notes were cancelled.

Incorporation by Reference

The foregoing descriptions of the Term Loan Amendment, the Amended and Restated Term Loan Credit Agreement, the L/C Facility Amendment, the Amended and Restated L/C Facility Agreement and the Board Rights Agreement Amendment (collectively, the “Described Documents”), do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the documents which are attached to the Company’s Current Report on Form 8-K filed on July 7, 2023.

The Described Documents were filed to provide investors and security holders with information regarding their terms. They are not intended to provide any other information about the Company, its business, assets, liabilities, performance or prospects, or the other parties thereto, as applicable. The representations, warranties and covenants of each party set forth in the Described Documents were made only for purposes of the Described Documents as of the specific dates set forth therein, were solely for the benefit of the parties to the Described Documents, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Described Documents instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The Company’s investors and security holders are not third-party beneficiaries under the Described Documents and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, its business, assets, liabilities, performance or prospects, or the other parties thereto. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Described Documents, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off‑Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the Term Loan Amendment, the Amended and Restated Term Loan Credit Agreement, the L/C Facility Amendment and the Amended and Restated L/C Facility Agreement is hereby incorporated into this Item 2.03 by reference.

Cautionary Note Regarding Forward-Looking Statements

Certain information contained in this Current Report may include “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning the Company’s plans, objectives, goals, strategies, future events, business trends and other information that is not historical information. When used in this Current Report and the exhibits hereto, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “predicts,” “forecasts,” “strategy,” “continues,” “goals,” “targets” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and similar expressions, as well as statements that do not relate strictly to historical or current facts, are intended to identify forward-looking statements. All forward-looking statements are based upon the Company’s expectations and various assumptions. Forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results.

Future events or results may differ from those anticipated or expressed in the forward-looking statements. Important factors that could cause actual events or results to differ materially from the forward-looking statements include, among others, the risks and uncertainties described in more detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 under the headings “Business,” “Risk Factors,” “Legal Proceedings” and/or “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” in the corresponding sections of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, and in other filings the Company makes with the U.S. Securities and Exchange Commission from time to time.

All forward-looking statements attributable to the Company or persons acting on its behalf apply only as of the date of this Current Report and are expressly qualified in their entirety by the cautionary statements included or referenced in this Current Report. The Company undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by law.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN KODAK COMPANY

Date: July 27, 2023	By:	/s/ David E. Bullwinkle
	Name:	David E. Bullwinkle
	Title:	Chief Financial Officer and Senior Vice President

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